EXHIBIT 99.1

National Technical Systems Announces Status of the Santa Clarita Property Sale

CALABASAS, Calif.--(BUSINESS WIRE)--June 20, 2008--National Technical Systems, Inc. (Nasdaq: NTSC) (NTS) announced today that it has been unable to sell its 118 acre parcel in Santa Clarita, California on terms acceptable to the Company. The parcel has been listed for sale since August 2007.

Dr. Jack Lin, Chairman of NTS said “Despite vigorous efforts to sell the parcel to a developer, the continuing deterioration of the commercial real estate market has significantly impacted interest in undeveloped Santa Clarita property. The recent bankruptcy of a large developer/landowner in the general vicinity also is expected to adversely affect land values in the area. We will continue to pursue all avenues available to us, including a possible arrangement with a developer, but there can be no assurance that a sale or other arrangement on acceptable terms can be achieved.”

About National Technical Systems, Inc.

National Technical Systems, Inc. is a leading provider of engineering and evaluation services to the defense, aerospace, telecommunications, automotive and high technology markets. Through a world-wide network of resources, NTS provides full product life-cycle support, offering world class design engineering, compliance, testing, certification, quality registration and program management. For additional information about NTS, visit our website at www.ntscorp.com or call 800-270-2516.

Cautionary Note Regarding Forward-Looking Statements:

The statements in this press release that relate to future plans, events or performance, are forward-looking statements that involve risks and uncertainties, including risks associated with uncertainties pertaining to customer orders, demand for services and products, development of markets for the company’s services and products and other risks identified in the company’s SEC filings, and in particular its Annual Report on Form 10-K. Actual results, events and performance may differ materially, including the continuing demand for personal protection equipment and the testing of same. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding National Technical Systems’ business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.

CONTACT:   BPC Financial Marketing

John Baldissera, 800-368-1217

National Technical Systems

Raffy Lorentzian, Sr. V.P. & C.F.O., 818-591-0776